Exhibit 99.1

Asset Entities Inc. is Pleased to Announce that it has Received an Extension from Nasdaq to Regain Compliance with Nasdaq Listing Rule 5550(b)

DALLAS, October 22, 2024 -- Asset Entities Inc. (“Asset Entities” or the “Company”) (NASDAQ: ASST), a provider of digital marketing and content delivery services across Discord and other social media platforms, and a Ternary Payment Platform company, today announced that it had been granted an extension until February 17, 2025, to regain compliance with Nasdaq Listing Rule 5550(b)(1).

As previously disclosed, on August 21, 2024, the Company received a written notification from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the minimum $2,500,000 stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) for continued listing on The Nasdaq Capital Market tier of Nasdaq. In accordance with Nasdaq rules, the Company was provided 45 calendar days, or until October 7, 2024, to submit a plan to regain compliance with Nasdaq Listing Rule 5550(b)(1).

On October 7, 2024, Asset Entities presented a strategic plan to the Nasdaq staff detailing both immediate and long-term strategies to regain compliance with the requirements outlined in Nasdaq Listing Rule 5550(b)(1). This comprehensive plan encompassed a series of decisive steps, including reducing operating costs and pursuing additional capital through various strategic financing options. The plan was crafted to meet Nasdaq’s immediate compliance requirements and to strengthen the Company’s overall financial position and operational efficiency.

Following a recent submission of the Company’s plan to the Nasdaq staff, the Nasdaq staff issued an extension on October 17, 2024, granting Asset Entities until February 17, 2025, to demonstrate full compliance with Nasdaq Listing Rule 5550(b), which requires a minimum stockholders’ equity of $2,500,000.

Asset Entities has taken steps to fully comply by aggressively working to improve its financial strength and operations. These efforts include ongoing cost reduction initiatives and raising additional capital for future acquisitions, including by utilizing its existing at-the-market offering, and expects to take further action so that Asset Entities can meet the $2,500,000 stockholders’ equity requirement by the February 17, 2025 deadline.

Arshia Sarkhani, CEO of Asset Entities, stated: “We are encouraged by Nasdaq’s recognition of our efforts and the additional time granted to meet the equity requirement. Our team is committed to adhering to our plan and ensuring regulatory compliance. Our goal is to ensure that we can continue our expansion and further development of our Discord and social media services, and we are strongly encouraged by the significant increase in revenues over the last year, which we believe will continue to grow with the anticipated future acquisitions and new AE.360.DDM contracts.”

To learn about Asset Entities, please go to www.assetentities.com. To learn about the Ternary payment platform, please go to www.ternarydev.com. To learn about Asset Entities 360 suite of discord services, go to www.ae360ddm.com and https://discord.gg/ae360ddm.

About Asset Entities Inc.

Asset Entities Inc. is a technology company providing social media marketing, management, and content delivery across Discord, TikTok, Instagram, X (formerly Twitter), YouTube, and other social media platforms. Asset Entities is believed to be the first publicly traded Company based on the Discord platform, where it hosts some of Discord's largest social community-based education and entertainment servers. The Company's AE.360.DDM suite of services is believed to be the first of its kind for the Design, Development, and Management of Discord community servers. Asset Entities' initial AE.360.DDM customers have included businesses and celebrities. The Company also has its Ternary payment platform that is a Stripe-verified partner and CRM for Discord communities. The Company's Social Influencer Network (SiN) service offers white-label marketing, content creation, content management, TikTok promotions, and TikTok consulting to clients in all industries and markets. The Company's SiN influencers can increase the social media reach of client Discord servers and drives traffic to their businesses. Learn more at assetentities.com, and follow the Company on X at $ASST and @assetentities.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements. In addition, from time to time, representatives of the Company may make forward-looking statements orally or in writing. These forward-looking statements are based on expectations and projections about future events, which are derived from the information currently available to the Company. Such forward-looking statements relate to future events or the Company’s future performance, including its financial performance and projections, growth in revenue and earnings, and business prospects and opportunities. Forward-looking statements can be identified by those statements that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors including those that are described in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. These and other factors may cause the Company’s actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake any responsibility to update the forward-looking statements in this release, except in accordance with applicable law.

Company Contacts:

Arshia Sarkhani, President and Chief Executive Officer
Michael Gaubert, Executive Chairman
Asset Entities Inc.
Tel +1 (214) 459-3117
Email Contact

Investor Contact:

Skyline Corporate Communications Group, LLC
Scott Powell, President
1177 Avenue of the Americas, 5th Floor
New York, NY 10036
Office: (646) 893-5835
Email: info@skylineccg.com